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                      CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report for the years ended December 31, 2004 and 2003, dated April 12, 2005, in the Form 10KSB for eWorldMedia Holdings, Inc. and reference made to our firm contained therein.


/S/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
April 27, 2005